As filed with the Securities and Exchange Commission on July 29, 2010
Registration No. 333-166597-39

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________________

THE GREAT ATLANTIC & PACIFIC TEA COMPANY
(FOR REGISTRANT GUARANTORS, PLEASE SEE
TABLE OF REGISTRANT GUARANTORS ON THE FOLLOWING PAGE)

(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation or organization)
13-1890974
(I.R.S. Employer Identification Number)

__________________________
2 Paragon Drive
Montvale, New Jersey  07645
(201) 573-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Christopher W. McGarry
Senior Vice President, General Counsel & Secretary
The Great Atlantic & Pacific Tea Company, Inc.
Two Paragon Drive
Montvale, New Jersey  07645
(201) 573-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

With copies to: Kenneth W. Orce, Esq. John Schuster, Esq. Cahill Gordon & Reindel llp 80 Pine Street New York, New York 10005 (212) 701-3000
__________________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor
THE OLD WINE EMPORIUM OF WESTPORT, INC.	CT	13-2650724	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
TRADEWELL FOODS OF CONN., INC.	CT	06-0565748	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
GRAPE FINDS AT DUPONT, INC.	DC	52-2189455	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEST CELLARS DC INC.	DC	11-3772895	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEV, LTD.	DE	38-2499046	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
S E G STORES, INC.	DE	87-0444940	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SUPER FRESH FOOD MARKETS, INC.	DE	22-2402491	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
COMPASS FOODS, INC.	DE	13-2640653	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
FOOD BASICS, INC.	DE	22-3821210	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
ONPOINT, INC.	DE	22-3596589	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
NORTH JERSEY PROPERTIES, INC. VI	DE	22-3596586	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SUPER FRESH/SAV-A-CENTER, INC.	DE	22-2630228	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700

SUPER PLUS FOOD WAREHOUSE, INC.	DE	22-2419532	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BORMAN’S, INC.	DE	38-1339761	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SHOPWELL, INC.	DE	13-1703304	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
APW SUPERMARKET CORPORATION	DE	11-2857132	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
PATHMARK STORES, INC.	DE	22-2879612	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
ADBRETT CORP.	DE	51-0275661	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
EAST BRUNSWICK STUART LLC	DE	22-3649149	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
MACDADE BOULEVARD STUART, LLC	DE	22-3649155	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
LANCASTER PIKE STUART, LLC	DE	22-3649158	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
PLAINBRIDGE LLC	DE	22-3225965	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
UPPER DARBY STUART, LLC	DE	22-3649153	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
HOPELAWN PROPERTY I, INC.	DE	22-3596590	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEST CELLARS MASSACHUSETTS, INC.	MA	13-4018624	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
MONTVALE HOLDINGS, INC.	NJ	22-3486664	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700

BERGEN STREET PATHMARK, INC.	NJ	22-2961604	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SUPERMARKETS OIL COMPANY, INC.	NJ	22-1724367	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
APW SUPERMARKETS, INC.	NY	22-3119509	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
WALDBAUM, INC.	NY	11-1448599	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
GRAPE FINDS LICENSING CORP.	NY	36-4511143	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEST CELLARS LICENSING CORP.	NY	11-3772896	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEST CELLARS INC.	NY	13-3859550	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
2008 BROADWAY, INC.	NY	22-2340986	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
AAL REALTY CORP.	NY	22-1913152	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BRIDGE STUART INC.	NY	22-1868652	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
AMSTERDAM TRUCKING CORPORATION	NY	13-2881165	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
CLAY-PARK REALTY CO., INC.	NY	22-3590902	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
GRAMATAN FOODTOWN CORP.	NY	13-6115549	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
GREENLAWN LAND DEVELOPMENT CORP.	NY	11-2417062	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700

LBRO REALTY, INC.	NY	11-2391125	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
MCLEAN AVENUE PLAZA CORP.	NY	11-2555227	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SPRING LANE PRODUCE CORP.	NY	13-2855080	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
THE MEADOWS PLAZA DEVELOPMENT CORP.	NY	11-2463830	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
FARMER JACK’S OF OHIO, INC.	OH	38-1195542	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
KWIK SAVE INC.	PA	23-1658636	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
SUPER MARKET SERVICE CORP.	PA	24-0835014	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.	SD	22-2524647	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
LO-LO DISCOUNT STORES, INC.	TX	13-2378662	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
BEST CELLARS VA INC.	VA	20-0201720	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
MILIK SERVICE COMPANY, LLC	VA	35-4590668	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700
KOHL’S FOOD STORES, INC.	WI	22-2472508	Two Paragon Drive Montvale, New Jersey 07645 (201) 573-9700

EXPLANATORY NOTE

This registration statement contains two prospectuses covering the registration of:

(i)	the issuance of debt securities, subsidiary guarantees of debt securities, shares of preferred stock and shares of common stock of The Great Atlantic & Pacific Tea Company, Inc.; and

(ii)	the resale by certain selling securityholders in one or more secondary offerings of shares of common stock held by the selling securityholders.

SUBJECT TO COMPLETION, DATED JULY 29, 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Guarantees of Debt Securities
____________________

The Great Atlantic & Pacific Tea Company, Inc., or A&P, from time to time, may offer to sell senior or subordinated debt securities, preferred stock or common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. The debt securities may be secured or unsecured and may be guaranteed by one or more of our subsidiaries.  Our common stock is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “GAP.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities.  The specific terms of any securities to be offered and the offering will be described in a supplement to this prospectus each time we sell securities hereunder.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and incorporate by reference herein and in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________

This prospectus is dated [      ], 2010.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us.  Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.  Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that A&P has filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process, relating to the debt securities, preferred stock and common stock described in this prospectus.  Under this shelf registration process, A&P may sell up to $500,000,000 of any combination of the securities described in this prospectus from time to time and in one or more offerings.

This prospectus provides you with a general description of the securities that A&P may offer hereunder.  Each time A&P sells securities, it will provide a prospectus supplement that will contain specific information about the offering and the terms of the particular securities offered.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information.”

In each prospectus supplement, we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers to or through which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell; and

•	any other material information about the offering and sale of the securities.

In this prospectus, when we use the terms “A&P,” the “Company,” “the combined company,” “we,” “us” or “our,” we mean A&P and its subsidiaries.

A&P

The Great Atlantic & Pacific Tea Company, Inc., based in Montvale, New Jersey, operates conventional supermarkets, combination food and drug stores, and limited assortment food stores in 8 U.S. states and the District of Columbia under the A&P®, Super Fresh®, Waldbaum’s®, Super Foodmart®, Food Basics® , The Food Emporium®, Best Cellars®, Best Cellars at A&P®, Pathmark® and Pathmark Sav-a-Center® trade names.

We are a publicly traded Maryland corporation.  Our common stock is listed on the NYSE under the symbol “GAP.”  Our headquarters and principal executive offices are located at 2 Paragon Drive, Montvale, New Jersey 07645.  Our telephone number is (866) 443-7374, and our website address is www.aptea.com.  Information contained in or linked to from our website is not a part of this prospectus.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports and information that we file with the SEC.  See “Where You Can Find More Information.”

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

•
Debt securities.  The debt securities may be senior or subordinated and convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.  The debt securities may be secured or unsecured and may be guaranteed by one or more of our subsidiaries.

•
Preferred stock without par value.  The preferred stock may be convertible into or exercisable or exchangeable for other preferred stock, common stock or equity securities of one or more other entities.  We can issue preferred stock in one or more series with different dividend, liquidation, redemption, voting and other rights.

•	Common stock, par value $1.00 per share.

In the case of securities that are exchangeable for securities of a third party issuer, the applicable prospectus supplement will give you more information about this issuer, the terms of its securities and the document in which they are described.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets; and/or

•	redemption or repayment of short-term or long-term borrowings.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for each of the fiscal years in the five-year period ended February 27, 2010.

Fiscal Year Ended
	February 27, 2010	February 28, 2009(a)	February 23, 2008(a)	February 24, 2007(a)	February 25, 2006(a)
Ratio of Earnings to Fixed Charges	(b)	(b)	1.4x	(b)	4.7x
Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements and Accretion	(c)	(d)	(d)	(d)	(d)

(a)	Certain prior period information has been reclassified to conform to the current year’s presentation.

(b)
Earnings were insufficient to cover fixed charges by $802.6 million in the fiscal year ended February 27, 2010, $86.9 million in the fiscal year ended February 28, 2009 and $78.5 in the fiscal year ended February 24, 2007.  For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from adding (a) pretax income from continuing operations before income or loss from equity investees, (b) fixed charges and (c) distributed income of equity investees.  Fixed charges is the sum of (w) interest expensed, (x) amortized discounts and capitalized expenses related to indebtedness and (y) an estimate of the interest within rental expense.

(c)
Earnings were insufficient to cover fixed charges by $809.3 million in the fiscal year ended February 27, 2010.  For purposes of calculating the ratio of earnings to combined fixed charges and preferred security accretion, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations before income or loss from equity investees, (b) fixed charges and (c) distributed income of equity investees and (2) subtracting preferred dividend requirements and accretion.  Fixed charges is the sum of (w) interest expensed, (x) amortized discounts and capitalized expenses related to indebtedness, (y) an estimate of the interest within rental expense and (z) preferred dividend requirements and accretion.

(d)
For the fiscal years ended February 28, 2009, February 23, 2008, February 24, 2007 and February 25, 2006 the ratio of earnings to combined fixed charges and preferred stock dividend requirements and accretion is the same as the ratio of earnings to fixed charges because there was no redeemable preferred stock issued prior to August 4, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings also are available on the SEC’s website at http://www.sec.gov.  Our SEC filings and other similar information are available to you through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 to register the securities offered hereby.  This prospectus is a part of that registration statement.  As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement.  For further information about A&P, investors should refer to the registration statement and its exhibits.  The registration statement is available at the SEC’s public reference room or website as described above.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC.  These documents contain important information about A&P and are an important part of this prospectus.  We incorporate by reference in this prospectus the documents listed below:

•
our annual report on Form 10-K for the fiscal year ended February 27, 2010 (including portions of our Annual Report to Stockholders for the year ended February 27, 2010 incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 19, 2010;

•	those portions of our definitive proxy statement on Schedule 14A dated June 4, 2010, incorporated by reference in our annual report on Form 10-K for the year ended February 27, 2010;

•	our current reports on Form 8-K filed on March 22, 2010, April 21, 2010, July 20, 2010 and July 23, 2010;

•
the description of A&P’s common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions; and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement.  Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above.  You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by calling us at (201) 571-8748 or writing us at the following address:  The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, Attention:  Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future, and is based on our assumptions and beliefs in light of information currently available.  We have identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology.

These statements involve known and unknown risks and uncertainties, including risks resulting from economic and market conditions, the regulatory environment in which we operate, competitive activities and other business conditions.  Our company’s actual results may differ materially from results anticipated in these forward-looking statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

•	Various operating factors and general economic conditions, competitive practices and pricing in the food industry generally and particularly in our principal geographic markets;

•	Our relationships with our employees;

•	The terms of future collective bargaining agreements, labor strikes or union organizational efforts;

•	The costs and other effects of lawsuits and administrative proceedings;

•	The nature and extent of continued consolidation in the food industry;

•	Changes in the capital markets which may affect our cost of capital or the ability to access capital;

•	Supply or quality control problems with our vendors;

•	Regulatory compliance;

•	Changes in economic conditions, which may affect the buying patterns of our customers; and

•	Other factors referenced in this prospectus and the applicable prospectus supplement and documents incorporated by reference herein.

We base our forward-looking statements on information currently available to us, and we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments.  A&P does not, nor does any other person, assume responsibility for the accuracy and completeness of those statements.  All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors” included in our periodic reports that we file with the SEC and the applicable prospectus supplement to this prospectus and other factors referenced in other documents incorporated by reference herein.

DESCRIPTION OF SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus.  These summaries are not meant to be complete.  This prospectus, when taken together with the applicable prospectus supplement, will contain the material terms and conditions of each security.  The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Debt Securities

We may offer senior or subordinated debt securities, which may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities.  The debt securities may be secured or unsecured and may be guaranteed by one or more of our subsidiaries.  Our debt securities will be issued under an indenture to be entered into between us and a trustee to be named (the “indenture”).  Authorizing resolutions or a supplemental indenture entered into at the time of an offering will set forth the specific terms of each series of debt securities and together with the indenture will constitute the indenture governing such securities.

We have summarized certain general features of the debt securities from the form of indenture attached as an exhibit to the registration statement of which this prospectus forms a part.  The following summary does not restate the indenture in its entirety and does not purport to be complete  Any prospective purchaser may request a copy of the indenture from us at the address set forth under “Where You Can Find More Information.”

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited.  The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount and any limit on the aggregate principal amount of the series of debt securities;

•	whether the securities will be senior or subordinated in right of payment to other obligations;

•	applicable subordination provisions, if any;

•	whether securities will be convertible into or exercisable or exchangeable for other securities and, if so, the terms of such conversion or exchange;

•	whether securities issued by us will be secured or unsecured, and if secured, a description of the collateral;

•	whether the debt securities of the series will be guaranteed by any persons and the terms and conditions upon which such debt securities will be guaranteed;

•
percentage or percentages of principal amount at which such securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•
dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and the record date for the interest payable on any payment date;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	provisions requiring or permitting us to make payment to a sinking fund to be used to purchase or redeem the debt securities;

•	authorized denominations, including minimum denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•
defaults and events of default with respect to the securities and the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the securities and related obligations under the indenture;

•	provisions relating to the transfer or exchange of debt securities;

•	provisions relating to the amendment or modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms which may be in addition to or different from the provisions of the indenture and this prospectus.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form.  Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee maintained in Wilmington, Delaware, or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

Capital Stock

The following description of A&P’s capital stock is a summary and is qualified in its entirety by reference to A&P’s charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.  The rights of A&P stockholders are currently governed by the Maryland General

Corporation Law (the “MGCL”), the Articles of Amendment and Restatement of the Amended and Restated Articles of Incorporation, and the By-Laws of A&P, which we refer to as the charter and bylaws of A&P, respectively.

A&P’s authorized share capital consists of 260,000,000 common shares, $1.00 par value, and 3,000,000 preferred shares without par value.  At July 26, 2010, 56,168,776 common shares and 175,000 shares of our Convertible Preferred Stock were outstanding.

Preferred Stock

The A&P board of directors can, without the approval of stockholders, issue one or more series of preferred stock.  A series of preferred stock will include all of the shares of preferred stock issued as part of the same series under articles supplementary filed as part of our charter.  The board of directors may also determine the rights, preferences and limitations of each series including the maximum number of shares in the series, voting rights, conversion rights, redemption rights, dividend rights, liquidation rights, any preferences over the common shares with respect to dividend or liquidation distributions, and the terms and conditions of issue.  The preferred stock may be senior to the common stock with respect to dividends, distributions upon liquidation and other rights.

The specific terms of each series of preferred stock as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.  The following description does not contain all of the information that may be important to holders of our securities.  Investors are encouraged to read carefully the terms and provisions of our charter, because it, and not this summary, is the governing document.  See “Where You Can Find More Information.”

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the number of shares;

•	the designation;

•	the voting powers;

•	votes per share;

•	board membership rights;

•	liquidation preferences;

•	relative participating, optional or other rights;

•	conversion or exchange rights;

•	redemption rights;

•	put and sinking fund provisions;

•	dividend rights;

•	the terms or conditions of redemption; and

•	any other applicable terms.

The applicable prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or ex-

changeable for shares of common stock, another series of preferred stock or other securities of A&P, or debt or equity securities of one or more other entities.

In some cases, the issuance of preferred stock could delay a change in control of A&P and make it harder to remove present management.  Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

When we issue and receive payment for the preferred stock, the shares will be fully paid and nonassessable.  Unless otherwise specified in the applicable prospectus supplement, the preferred stock will rank on parity in all respects with any outstanding shares of our preferred stock and will have priority over our common stock as to dividends and distributions of assets.  Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement.  The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Common Stock

A&P’s common stock is listed for trading on the NYSE under the symbol “GAP.” A&P’s transfer agent and registrar for common shares is the American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, telephone:  (800) 937-5449.

Common stockholders only receive dividends when, as and if authorized and declared by the A&P board of directors.  If declared, dividends may be paid in cash, stock or other forms of consideration.  When A&P has outstanding preferred shares, common stockholders may not receive dividends until A&P has satisfied its obligations to the preferred stockholders.  Although in April 2006 we declared and paid a special one-time dividend equal to $7.25 per share of common stock to the shareholders of record on April 17, 2006, our policy is to not pay dividends on our common stock.  As such, we have not made dividend payments on our common stock in the previous three years and do not intend to pay dividends on our common stock in the normal course of business in fiscal 2010.  In addition, we did not repurchase our common stock in fiscal 2009.  However, we are permitted under the terms of our senior secured revolving credit facility and subject to specified conditions, to pay cash dividends on and repurchase shares of common stock.

All outstanding shares of common stock are fully paid and nonassessable.  There are no subscription rights, conversion or preemptive rights or redemption or sinking fund provisions with respect to the shares of common stock.

Each share of common stock is entitled to one vote in the election of directors and other matters.  Directors are elected by the vote of a plurality in interest of stockholders present in person or by proxy and entitled to vote in the election at a meeting at which a quorum is present.  Common stockholders are not entitled to cumulative voting rights.  Members of the A&P board of directors serve one-year terms (and until their successors are elected and qualify) and all directors are elected annually.  Directors may be removed from office by the vote of a majority of the outstanding shares entitled to vote generally for the election of directors.

The quorum required at a stockholders’ meeting is a majority of the votes entitled to be cast at the meeting, represented in person or by proxy.  If a quorum is present, action on a matter is approved by the vote of a majority of all the votes cast at the meeting, unless otherwise required by law or the A&P charter.  The MGCL requires approval by two-thirds of all votes entitled to be cast on the matter by each voting group entitled to vote, in the case of extraordinary corporate actions, such as:

•	certain mergers;

•	with respect to the party other than the successor, a share exchange;

•	an amendment to the charter, with certain exceptions;

•
with respect to the transferor corporation, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business or if all of the equity interests of the transferee are owned, directly or indirectly, by the transferor corporation; or

•	the dissolution of the corporation.

Provisions Restricting a Change of Control

A&P’s charter and bylaws, as well as the provisions of the MGCL, contain provisions that may have the effect of delaying, deferring or preventing a change in control of A&P.  Although A&P’s charter does not contain such a provision, the MGCL allows a corporation’s charter to contain a provision requiring for any purpose a lesser proportion of the votes of all classes or of any class of stock than the proportion required by the MGCL for that purpose, but this proportion may not be less than a majority of all votes entitled to be cast on the matter.  If a corporation’s charter contains such a provision, it will affect the procedures necessary to effect a change of control.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act do not apply to business combinations of A&P because A&P had an existing interested stockholder on July 1, 1983 and its charter and bylaws do not provide otherwise. A&P may, however, opt into these provisions by charter or bylaw provision or by board resolution.

Under the Maryland Business Combination Act, certain “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder.  Under the MGCL, an “interested stockholder” includes a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation; or

•
an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.

A person is not an interested stockholder if, prior to the most recent time at which the person otherwise had become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of certain plans of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan, advance, guarantee, pledge or other financial assistance or tax advantage provided by the corporation.  After the five-year moratorium period has elapsed, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliates or associates with whom the business combination is to be effected, voting together as a single group.

The above voting requirements of the Maryland Business Combination Act do not apply if each of the following conditions is met:

•
The aggregate amount of cash and the market value as of the later of the day prior to the stockholder vote or the twenty days prior to the closing date (or, if no stockholder vote, as of the closing date), which is referred to as the “valuation date,” of consideration other than cash to be received per share by holders of common stock is at least equal to the highest of the following:

(i) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series within the five-year period immediately before the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid, per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(ii) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series on or within the five-year period immediately prior to the most recent date on which the interested stockholder became an interested stockholder, which is referred to as the “determination date,” plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iii) the market value per share of such stock of the same class or series on the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iv) the market value per share of such stock of the same class or series on the determination date plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest; or

(v) the price per share equal to the market value per share of such stock of the same class or series on the announcement date of the proposed business combination or on the determination date, whichever is higher, multiplied by a fraction equal to (a) the highest per share price paid by the interested stockholder for any shares of such stock of the same class acquired by such interested stockholder within the five-year period immediately prior to the announcement date of the proposed business combination over (b) the market value per share of such stock of the same class on the first day in such five-year period on which the interested stockholder acquires any shares of such stock,

•
the aggregate amount of cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock in the business combination must be at least equal to the price required for such stock of any class or series under subsections (i)–(v), above; or the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, whichever is greater,

•
the consideration to be received by holders of any class of outstanding stock is cash or the same form as the interested stockholder paid for its shares. If the interested stockholder has paid for shares with varying forms of consideration, the form of consideration for such stock shall be either cash or the form used to acquire the largest number of shares previously acquired, and

•
after the determination date and prior to the consummation of the business combination there has been:  (i) no failure to declare and pay full periodic dividends on any outstanding preferred stock; (ii) no reduction in the annual rate of dividends paid on any class or series of stock that is not preferred stock, except as necessary to reflect or correct any capitalization changes to the corporation; and (iii) the interested stockholder did not become the beneficial owner of any additional shares of stock except as part of the transaction which resulted in such interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends. Clauses (i) and (ii) above do not apply if no interested stockholder, or an affiliate or associate of the interested stockholder, voted as a director in a manner inconsistent with such clauses and the interested stockholder, within ten days after any such action, notifies the board in writing that such interested stockholder disapproves of such action and requests in good faith that the board rectify such act or failure to act.

The provisions of the Maryland Business Combination Act do not apply:

•
if the business combination has, either specifically, generally, or generally by types, whether as to specifically identified or unidentified existing or future interested stockholders or their affiliation, been approved or exempted therefrom, in whole or in part, by resolution of the board of directors either (i) prior to September 1, 1983 or such earlier date as may be irrevocably established by resolution of the board of directors or (ii) at any time prior to the most recent time that an interested stockholder became an interested stockholder if such business combinations involve transactions with a particular interested stockholder or its existing or future affiliates, and

•
unless otherwise provided by the charter or bylaws of the corporation, to business combinations of a corporation which, on July 1, 1983, had an existing interested stockholder, whether such business combination is with the existing stockholder or any other person that becomes an interested stockholder after July 1, 1983 unless the board of directors elects by resolution after July 1, 1983 to be subject to the Maryland Business Combination Act, in whole or in part, specifically, generally or generally by types as to specifically identified or unidentified interested stockholders.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by employees who are also directors of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or with respect to which such person is entitled to exercise voting power (other than pursuant to a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A “control share acquisition” means the acquisition, directly or indirectly, of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions.  A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within fifty days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved.  The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or, if a meeting of stockholders is held to consider the voting rights of the shares, as of the date of such meeting.  Unless the corporation’s charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  A&P’s charter and bylaws do not provide otherwise.  The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

A control share acquisition does not include:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction;

•	shares acquired or under contract to be acquired before November 4, 1988;

•	shares acquired under the laws of descent and distribution;

•	shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Maryland Control Share Acquisition Act; or

•	acquisitions approved or exempted by our charter or bylaws.

The bylaws of A&P exempt our two largest shareholders, Tengelmann Warenhandelsgesellschaft KG and affiliates of the Yucaipa Companies LLC, from the Maryland Control Share Acquisition Act.

Subtitle 8 of Title 3 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows a Maryland corporation with a class of equity securities registered under the Exchange Act to elect to be governed by certain Maryland law provisions, notwithstanding a contrary provision in the charter or bylaws.  The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors.  The corporation however must have at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment or the board of directors adopts a resolution that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8 of Title 3.  Stockholder approval is not required for the filing of articles supplementary.

The provisions to which a corporation can elect under Subtitle 8 to be subject are:

•	a classified board,

•	a requirement that the removal of directors requires the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, and

•
a requirement that special stockholders meetings must be called by the corporation at the request of stockholders only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

A Maryland corporation’s charter may contain a provision or the board of directors may adopt a resolution that prohibits the corporation from electing to be subject to Subtitle 8 of Title 3 of the MGCL.  The A&P charter does not contain any such provision and A&P’s board of directors has not adopted any resolution containing any such prohibition.

PLAN OF DISTRIBUTION

We may sell the debt securities, preferred stock or common stock being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If we utilize underwriters in an offering of securities using this prospectus, we will execute an underwriting agreement with those underwriters.  The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased.  Underwriters may sell those securities to or through dealers.  The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.  If we utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If we utilize a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer, as principal.  The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

We may also use this prospectus to offer and sell securities through agents designated by us from time to time.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

We may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may also use this prospectus to directly solicit offers to purchase securities.  Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our subsidiaries will solicit or receive a commission in connection with those direct sales.  Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement.  Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve.  The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time shares of our common stock by means of a separate prospectus supplement and accompanying prospectus.  Such shares of our common stock may be offered to the public in an offering by underwriters, dealers or agents.  In addition, we may agree to loan shares of common stock to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement.  Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes.  In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of the underwriters.  Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities.  We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or short after the pricing of such debt securities.

In addition, the hedge counterparty of its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities).  The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part of market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business, for which they have received or will receive customary compensation.

VALIDITY OF THE SECURITIES

Certain legal matters will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York.  If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 27, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SUBJECT TO COMPLETION, DATED July 29, 2010

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Common Stock, par value $1.00 per share

____________________

Our selling securityholders (described in the section entitled “Selling Securityholders” on page 3 of this prospectus), from time to time, may offer to sell shares of our Common stock, par value $1.00 per share. Our common stock is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “GAP.”

The Selling Securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities.  The specific terms of any securities to be offered and the offering will be described in a supplement to this prospectus each time the Selling Securityholders sell securities hereunder.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and incorporate by reference herein and in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

____________________

This prospectus is dated [          ], 2010.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us.  Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.  Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

The prospectus is part of a registration statement that A&P has filed with the Securities and Exchange Commission, or the SEC, utilizing the “shelf” registration process, relating to the common stock beneficially owned by our Selling Securityholders including shares issuable upon conversion of our Convertible Preferred Stock and upon exercise of our Series B Warrants.  The Company is filing this shelf registration statement as part of our agreements entered into with certain of the Selling Securityholders in August 2009 in connection with our sale of an aggregate of $175 million of our Convertible Preferred Stock.  Under this shelf registration, the Selling Securityholders may sell the securities described in this prospectus from time to time and in one or more offerings.

This prospectus provides you with a general description of the common stock that the Selling Securityholders may offer hereunder.  Each time the Selling Securityholders sell common stock, the Selling Securityholders will provide a prospectus supplement that will contain specific information about the offering and the terms of the common stock offered.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information.”

In each prospectus supplement, we will include the following information:

•	the type and amount of common stock that the Selling Securityholders propose to sell;

•	the public offering price of the common stock;

•	the names of any underwriters, agents or dealers to or through which the common stock will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the common stock will be listed or traded;

•	any risk factors applicable to the common stock that the Selling Securityholders propose to sell; and

•	any other material information about the offering and sale of the common stock.

In this prospectus, when we use the terms “A&P,” the “Company,” “the combined company,” “we,” “us” or “our,” we mean A&P and its subsidiaries.

A&P

The Great Atlantic & Pacific Tea Company, Inc., based in Montvale, New Jersey, operates conventional supermarkets, combination food and drug stores, and limited assortment food stores in 8 U.S. states and the District of Columbia under the A&P®, Super Fresh®, Waldbaum’s®, Super Foodmart®, Food Basics® , The Food Emporium®, Best Cellars®, Best Cellars at A&P®, Pathmark® and Pathmark Sav-a-Center® trade names.

We are a publicly traded Maryland corporation.  Our common stock is listed on the NYSE under the symbol “GAP.”  Our headquarters and principal executive offices are located at 2 Paragon Drive, Montvale, New Jersey 07645.  Our telephone number is (866) 443-7374, and our website address is www.aptea.com.  Information contained in or linked to from our website is not a part of this prospectus.

You can get more information regarding our business by reading our most recent Annual Report on Form 10-K and the other reports and information that we file with the SEC.  See “Where You Can Find More Information.”

USE OF PROCEEDS

All sales of the common stock will be made by or for the account of the selling securityholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part.  We will not receive any proceeds from the sale by any selling securityholders of the offered securities.

SELLING SECURITYHOLDERS

On August 4, 2009, the Company sold $175 million of our Convertible Preferred Stock to certain of the Selling Securityholders through a private offering exempt from registration under the Securities Act of 1933.  Pursuant to the amended and restated stockholder agreements entered into in connection with the sale, the Selling Securityholders are entitled to registration rights with respect to shares of the Company’s common stock beneficially held by such Selling Securityholders, including the filing of the registration statement of which this prospectus is a part.

To the extent permitted by law, the Selling Securityholders listed below may resell shares of our common stock pursuant to this prospectus.  We have registered the sale of the shares of our common stock to permit the Selling Securityholders and their respective permitted transferees or other successors-in-interest that receive their shares of common stock from the Selling Securityholders after the date of this prospectus to resell their shares of common stock.

The following table sets forth the number of shares of common stock beneficially owned by the Selling Securityholders as of July 15, 2010 and the number of shares of common stock being offered by the Selling Securityholders.

The Selling Securityholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale.  The Selling Securityholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock.  The following table assumes that all of the shares of our common stock being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them.  The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to Offering(1)	Number of Shares to be acquired upon conversion of Convertible Preferred Stock (1)	Number of Shares to be acquired through exercise of Series B Warrants (2)	Number of Shares Offered(3)	Number of Shares Beneficially Owned After Offering(3)	% Owned After Offering(3)
Tengelmann Warenhandelsgesellschaft KG (4)	35,785,764	12,000,000	-
Karl-Erivan Warder Haub (4)	35,798,764	12,000,000	-
Erivan Karl Haub (4)	36,120,864	12,000,000	-
Christian W. E. Haub (4), (5)	36,390,277	12,000,000	-
Emil Capital Partners, LLC	1,290,393	-	-
Yucaipa Corporate Initiatives Fund I, LP (6)	892,372	-	2,397,648.39
Yucaipa American Alliance Fund I, LP (6)	850,125	-	2,284,104.90
Yucaipa American Alliance (Parallel) Fund I, LP (6)	850,113	-	2,284,104.90
Yucaipa American Alliance Fund II, LP (6)	-	13,865,400	-
Yucaipa American Alliance (Parallel) Fund II, LP (6)	-	9,134,600	-
__________________________________________________________________________________
(1) There were an aggregate of 175,000 shares of our Convertible Preferred Stock outstanding on July 15, 2010, and each share is convertible into 200 shares of our common stock at a conversion price of $5.00 per share.  The shares to be acquired upon conversion of the Convertible Preferred Stock are also included in the total number of shares beneficially owned since they are convertible within 60 days of July 15, 2010.

(2) There were an aggregate of 6,965,858 Series B Warrants outstanding as of July 15, 2010, with an exercise price of $32.40 per share.  Each Series B Warrant is exercisable for one share of our common stock.  The Series B Warrants are exercisable solely on a cashless basis, but the Company, is entitled to settle all or any portion of the Series B Warrants in cash. Since the Yucaipa Companies do not have any discretion or control over the cash settlement of the Series B Warrants, the securities underlying the Series B Warrants are not deemed beneficially owned by any of the Yucaipa Companies. The Series B Warrants expire on June 9, 2015.

(3) Because each Selling Securityholder may, under this prospectus, offer all or some portion of its common stock, no estimate can be given as to the number of shares of our common stock that will be held by the Selling Securityholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.”

(4) The Company obtained the information regarding Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”), Emil Capital Partners, LLC (“ECP”), Karl-Erivan Warder Haub (“Karl-Erivan”), Erivan Karl Haub (“Erivan”) and Christian W. E. Haub (“Christian”) from such persons, and from a Schedule 13D/A filed with the SEC on June 6, 2010. Tengelmann is engaged in general retail marketing. It owns, operates and has investments in, through affiliated companies and subsidiaries, several chains of stores, which principally sell grocery and department store items throughout the Federal Republic of Germany, other European countries and the United States. The general partners of Tengelmann are Tengelmann Verwaltungsund Beteiligungs GmbH (“TVB”) and two of Erivan’s sons, Karl-Erivan and Christian. Georg Haub is Erivan’s third son and is a Managing Director of a company affiliated with Tengelmann and a citizen of the United States and the Federal Republic of Germany whose business address is Wissollstrasse 5-43, 45478 Muelheim an der Ruhr, Federal Republic of Germany. TVB is the sole managing partner of Tengelmann. By virtue of the articles of association of Tengelmann, TVB has the exclusive right to direct Tengelmann and is solely responsible for its conduct. TVB, whose only stockholders are Erivan Karl Haub and his three sons, is not an operating company. Karl-Erivan and Christian are the only Managing Directors of TVB and by virtue of this office are co-CEOs of Tengelmann. Beneficial ownership of 60,000 shares of Series A-T Preferred Stock is convertible into common stock beginning on August 5, 2010, and entitles Tengelmann to vote with the holders of common stock on an as converted basis.  Tengelmann may be deemed to have beneficial ownership of 1,290,393 shares held by ECP and these shares are included in Tengelmann’s total. The total number of shares beneficially owned by individuals, Karl-Erivan Warder Haub, Erivan Karl Haub and Christian W. E. Haub each include 22,495,371 shares held by Tengelmann and 1,290,393 shares held by ECP. As of July 15, 2010, neither Tengelmann nor any of its affiliates that beneficially own securities of the Company is a broker-dealer or an affiliate of a broker-dealer.

(5) Includes options to purchase 318,478 shares.

(6) This information has been obtained from a Schedule 13D/A filed with the SEC on January 21, 2010, filed jointly by (i) Ronald W. Burkle, (ii) Yucaipa Corporate Initiatives Fund I, LLC, a Delaware limited liability company (“YCI LLC”), (iii) Yucaipa Corporate Initiatives Fund I, LP, a Delaware limited partnership (“YCI” and, together with YCI LLC, the “YCI Parties”), (iv) Yucaipa American Management, LLC, a Delaware limited liability company (“Yucaipa American”), (v) Yucaipa American Funds, LLC, a Delaware limited liability company (“Yucaipa American Funds”), (vi) Yucaipa American Alliance Fund I, LLC, a Delaware limited liability company (“YAAF LLC”), (vii) Yucaipa American Alliance Fund I, LP, a Delaware limited partnership (“YAAF”), (viii) Yucaipa American Alliance (Parallel) Fund I, LP, a Delaware limited partnership (“YAAF Parallel” and, together with Yucaipa American, Yucaipa American Funds, YAAF LLC and YAAF, the “YAAF Parties”), (ix) Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“YAAF II LLC”), (x) Yucaipa American Alliance Fund II, LP, a Delaware limited partnership (“YAAF II”), (xi) Yucaipa American Alliance (Parallel) Fund II, LP, a Delaware limited partnership (“YAAF II Parallel” and, together with YAAF II LLC and YAAF II, the “YAAF II Parties” and, together with Mr. Burkle, the YCI Parties, the YAAF Parties, and each of the other YAAF II Parties, the “Yucaipa Companies”). Mr. Burkle is the managing member of YCI LLC, which is the general partner of YCI. Mr. Burkle is the managing member of Yucaipa American, which is the managing member of Yucaipa American Funds, which is the managing member of YAAF LLC, which, in turn, is the general partner of YAAF. Yucaipa American Funds is also the managing member YAAF II LLC, which, in turn, is the general partner of YAAF II and YAAF II Parallel. The principal business of each of the Yucaipa Companies is acquiring, investing in and/or managing large retail, logistics and manufacturing companies.  YAAF II is the direct beneficial owner of 69,327 shares of A-Y Preferred Stock and  YAAF II Parallel is the direct beneficial owner of 45,673 shares of A-Y Preferred Stock.  The shares of Series A-Y Preferred Stock are convertible into common stock beginning on August 5, 2010, and entitle the holders to vote with the holders of common stock on an as converted basis.  As of July 15, 2010, none of the Yucaipa Companies that beneficially own securities of the Company is a broker-dealer or an affiliate of a broker-dealer.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings also are available on the SEC’s website at http://www.sec.gov.  Our SEC filings and other similar information are available to you through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 to register the securities offered hereby.  This prospectus is a part of that registration statement.  As allowed by SEC rules, this prospectus does not contain all of the information that is in the registration statement and the exhibits to the registration statement.  For further information about A&P, investors should refer to the registration statement and its exhibits.  The registration statement is available at the SEC’s public reference room or website as described above.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed separately with the SEC.  These documents contain important information about A&P and are an important part of this prospectus.  We incorporate by reference in this prospectus the documents listed below:

•
our annual report on Form 10-K for the fiscal year ended February 27, 2010 (including portions of our Annual Report to Stockholders for the year ended February 27, 2010 incorporated by reference therein);

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 19, 2010;

•	those portions of our definitive proxy statement on Schedule 14A dated June 4, 2010, incorporated by reference in our annual report on Form 10-K for the year ended February 27, 2010;

•	our current reports on Form 8-K filed on March 22, 2010, April 21, 2010, July 20, 2010 and July 23, 2010;

•
the description of A&P’s common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions; and

•
all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of any offering made under this prospectus and the prospectus supplement or supplements that will accompany any offering of securities hereunder.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement.  Any statement that is so modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above.  You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by calling us at (201) 571-8748 or writing us at the following address:  The Great Atlantic & Pacific Tea Company, Inc., 2 Paragon Drive, Montvale, NJ 07645, Attention:  Investor Relations.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future, and is based on our assumptions and beliefs in light of information currently available.  We have identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology.

These statements involve known and unknown risks and uncertainties, including risks resulting from economic and market conditions, the regulatory environment in which we operate, competitive activities and other business conditions.  Our company’s actual results may differ materially from results anticipated in these forward-looking statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

•	Various operating factors and general economic conditions, competitive practices and pricing in the food industry generally and particularly in our principal geographic markets;

•	Our relationships with our employees;

•	The terms of future collective bargaining agreements, labor strikes or union organizational efforts;

•	The costs and other effects of lawsuits and administrative proceedings;

•	The nature and extent of continued consolidation in the food industry;

•	Changes in the capital markets which may affect our cost of capital or the ability to access capital;

•	Supply or quality control problems with our vendors;

•	Regulatory compliance;

•	Changes in economic conditions, which may affect the buying patterns of our customers; and

•	Other factors referenced in this prospectus and the applicable prospectus supplement and documents incorporated by reference herein.

We base our forward-looking statements on information currently available to us, and we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments.  A&P does not, nor does any other person, assume responsibility for the accuracy and completeness of those statements.  All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors” included in our periodic reports that we file with the SEC and the applicable prospectus supplement to this prospectus and other factors referenced in other documents incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

The following description of A&P’s capital stock is a summary and is qualified in its entirety by reference to A&P’s charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.  The rights of A&P stockholders are currently governed by the Maryland General Corporation Law (the “MGCL”), the Articles of Amendment and Restatement of the Amended and Restated Articles of Incorporation, and the By-Laws of A&P, which we refer to as the charter and bylaws of A&P, respectively.

A&P’s authorized share capital consists of 260,000,000 common shares, $1.00 par value, and 3,000,000 preferred shares without par value.  At July 26, 2010, 56,168,776 common shares and 175,000 shares of our Convertible Preferred Stock were outstanding.

Preferred Stock

The A&P board of directors can, without the approval of stockholders, issue one or more series of preferred stock.  A series of preferred stock will include all of the shares of preferred stock issued as part of the same series under articles supplementary filed as part of our charter.  The board of directors may also determine the rights, preferences and limitations of each series including the maximum number of shares in the series, voting rights, conversion rights, redemption rights, dividend rights, liquidation rights, any preferences over the common shares with respect to dividend or liquidation distributions, and the terms and conditions of issue.  The preferred stock may be senior to the common stock with respect to dividends, distributions upon liquidation and other rights.

In August 2009 the Company issued and sold 60,000 shares of our Convertible Preferred Stock to Tengelmann and 115,000 shares to affiliates of The Yucaipa Companies, LLC.  Tengelmann and Yucaipa are existing stockholders of the Company and Tengelmann, the Company’s largest stockholder, is affiliated with the Company’s Executive Chairman, Christian Haub.

Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000, subject to adjustment.  The Convertible Preferred Stock is convertible into shares of the Company’s common stock, at the election of the holders, at an initial conversion rate of $5.00 per share of Common Stock (subject to certain adjustments) upon the one year anniversary of the issuance of the Convertible Preferred Stock.

The holders of the Convertible Preferred Stock are entitled to an 8.0% annual dividend, payable quarterly in arrears in cash or in additional shares of Convertible Preferred Stock, if the Company is not able to pay the dividends in cash in full. If the Company makes a dividend payment in additional shares of Convertible Preferred Stock, the Convertible Preferred Stock will be valued at the liquidation preference of the Convertible Preferred Stock and the dividend rate will be 9.5% per annum with respect to any dividend period in which dividends are paid in additional shares of Convertible Preferred Stock.  To the extent the Company fails to pay dividends on the Convertible Preferred Stock, the dividend rate payable will be increased by 2.0% per annum for such dividend period.

Tengelmann and Yucaipa as holders of the Convertible Preferred Stock will be entitled to vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote, on an as-converted basis, subject to any limitations imposed by any NYSE stockholder approval requirements. The terms of the Convertible Preferred Stock also entitle each of Tengelmann and Yucaipa to vote as a separate class to elect a certain number of directors to the Company’s board of directors based on each holder’s percentage voting power in the Company. As of July15, 2010, Tengelmann is entitled to designate four directors and Yucaipa is entitled to designate two directors to our board of directors.

The Company is required to redeem in cash all of the outstanding Convertible Preferred Stock on August 1, 2016 (the “Maturity Date”), at 100.0% of the liquidation preference, plus all accrued and unpaid dividends. The Convertible Preferred Stock is not redeemable prior to the Maturity Date.

In connection with the purchase of the Convertible Preferred Stock, each of Tengelmann and Yucaipa entered into agreements with the Company pursuant to which they are entitled to certain rights, including the rights described above, as well as certain registration rights, preemptive rights and consent rights, among others. If the Company does not provide the registration rights provided in these agreements on a timely basis, the Company is required to pay liquidated damages for each day the Company is in default at a rate equivalent to 1.0% of the value of the related shares per year.  The Company was required to file this registration statement no later than February 6, 2010, and liquidated damages have been accruing since that date.  The filing of this prospectus as part of a registration statement cures the default under these registration provisions.

The Articles Supplementary of the Convertible Preferred Stock, setting forth the voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Convertible Preferred Stock, is filed as an exhibit to the Registration Statement of which this prospectus is a part, and investors are urged to review the terms of our Convertible Preferred Stock carefully.

Common Stock

A&P’s common stock is listed for trading on the NYSE under the symbol “GAP.” A&P’s transfer agent and registrar for common shares is the American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, telephone:  (800) 937-5449.

Common stockholders only receive dividends when, as and if authorized and declared by the A&P board of directors.  If declared, dividends may be paid in cash, stock or other forms of consideration.  When A&P has outstanding preferred shares, common stockholders may not receive dividends until A&P has satisfied its obligations to the preferred stockholders.  Although in April 2006 we declared and paid a special one-time dividend equal to $7.25 per share of common stock to the shareholders of record on April 17, 2006, our policy is to not pay dividends on our common stock.  As such, we have not made dividend payments on our common stock in the previous three years and do not intend to pay dividends on our common stock in the normal course of business in fiscal 2010.  In addition, we did not repurchase our common stock in fiscal 2009.  However, we are permitted under the terms of our senior secured revolving credit facility and subject to specified conditions, to pay cash dividends on and repurchase shares of common stock.

All outstanding shares of common stock are fully paid and nonassessable.  There are no subscription rights, conversion or preemptive rights or redemption or sinking fund provisions with respect to the shares of common stock.

Each share of common stock is entitled to one vote in the election of directors and other matters.  Directors are elected by the vote of a plurality in interest of stockholders present in person or by proxy and entitled to vote in the election at a meeting at which a quorum is present. Common stockholders are not entitled to cumulative voting rights.  Members of the A&P board of directors serve one-year terms (and until their successors are elected and qualify) and all directors are elected annually.  Directors may be removed from office by the vote of a majority of the outstanding shares entitled to vote generally for the election of directors.

The quorum required at a stockholders’ meeting is a majority of the votes entitled to be cast at the meeting, represented in person or by proxy.  If a quorum is present, action on a matter is approved by the vote of a majority of all the votes cast at the meeting, unless otherwise required by law or the A&P charter.  The MGCL requires approval by two-thirds of all votes entitled to be cast on the matter by each voting group entitled to vote, in the case of extraordinary corporate actions, such as:

•	certain mergers;

•	with respect to the party other than the successor, a share exchange;

•	an amendment to the charter, with certain exceptions;

•
with respect to the transferor corporation, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets, other than in the usual and regular course of business or if all of the equity interests of the transferee are owned, directly or indirectly, by the transferor corporation; or

•	the dissolution of the corporation.

Provisions Restricting a Change of Control

A&P’s charter and bylaws, as well as the provisions of the MGCL, contain provisions that may have the effect of delaying, deferring or preventing a change in control of A&P.  Although A&P’s charter does not contain such a provision, the MGCL allows a corporation’s charter to contain a provision requiring for any purpose a lesser proportion of the votes of all classes or of any class of stock than the proportion required by the MGCL for that purpose, but this proportion may not be less than a majority of all votes entitled to be cast on the matter.  If a corporation’s charter contains such a provision, it will affect the procedures necessary to effect a change of control.

Maryland Business Combination Act

The provisions of the Maryland Business Combination Act do not apply to business combinations of A&P because A&P had an existing interested stockholder on July 1, 1983 and its charter and bylaws do not provide otherwise. A&P may, however, opt into these provisions by charter or bylaw provision or by board resolution.

Under the Maryland Business Combination Act, certain “business combinations” between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder.  Under the MGCL, an “interested stockholder” includes a person who is:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation; or

•
an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question.

A person is not an interested stockholder if, prior to the most recent time at which the person otherwise had become an interested stockholder, the board of directors of the corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder.

Business combinations for the purposes of the preceding paragraph are defined by the MGCL to include certain mergers, consolidations, share exchanges and asset transfers, some issuances and reclassifications of equity securities, the adoption of certain plans of liquidation or dissolution or the receipt by an interested stockholder or its affiliate of any loan, advance, guarantee, pledge or other financial assistance or tax advantage provided by the corporation.  After the five-year moratorium period has elapsed, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliates or associates with whom the business combination is to be effected, voting together as a single group.

The above voting requirements of the Maryland Business Combination Act do not apply if each of the following conditions is met:

•
The aggregate amount of cash and the market value as of the later of the day prior to the stockholder vote or the twenty days prior to the closing date (or, if no stockholder vote, as of the closing date), which is referred to as the “valuation date,” of consideration other than cash to be received per share by holders of common stock is at least equal to the highest of the following:

(i) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series within the five-year period immediately before the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid, per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(ii) the highest per share price paid by the interested stockholder for any shares of such stock of the same class or series on or within the five-year period immediately prior to the most recent date on which the interested stockholder became an interested stockholder, which is referred to as the “determination date,” plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iii) the market value per share of such stock of the same class or series on the announcement date of the proposed business combination plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest;

(iv) the market value per share of such stock of the same class or series on the determination date plus compound interest as specified in the Maryland Business Combination Act, less the aggregate amount of any cash dividends and the market value of any noncash dividends paid per share of such stock from the earliest date through the valuation date, up to the amount of interest; or

(v) the price per share equal to the market value per share of such stock of the same class or series on the announcement date of the proposed business combination or on the determination date, whichever is higher, multiplied by a fraction equal to (a) the highest per share price paid by the interested stockholder for any shares of such stock of the same class acquired by such interested stockholder within the five-year period immediately prior to the announcement date of the proposed business combination over (b) the market value per share of such stock of the same class on the first day in such five-year period on which the interested stockholder acquires any shares of such stock,

•	the aggregate amount of cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock in the business combination must be at least equal to the price required for such stock of any class or series under subsections (i)–(v), above; or the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, whichever is greater,

•
the consideration to be received by holders of any class of outstanding stock is cash or the same form as the interested stockholder paid for its shares. If the interested stockholder has paid for shares with varying forms of consideration, the form of consideration for such stock shall be either cash or the form used to acquire the largest number of shares previously acquired, and

•
after the determination date and prior to the consummation of the business combination there has been:  (i) no failure to declare and pay full periodic dividends on any outstanding preferred stock; (ii) no reduction in the annual rate of dividends paid on any class or series of stock that is not preferred stock, except as necessary to reflect or correct any capitalization changes to the corporation; and (iii) the interested stockholder did not become the beneficial owner of any additional shares of stock except as part of the transaction which resulted in such interested stockholder becoming an interested stockholder or by virtue of proportionate stock splits or stock dividends. Clauses (i) and (ii) above do not apply if no interested stockholder, or an affiliate or associate of the interested stockholder, voted as a director in a manner inconsistent with such clauses and the interested stockholder, within ten days after any such action, notifies the board in writing that such interested stockholder disapproves of such action and requests in good faith that the board rectify such act or failure to act.

The provisions of the Maryland Business Combination Act do not apply:

•
if the business combination has, either specifically, generally, or generally by types, whether as to specifically identified or unidentified existing or future interested stockholders or their affiliation, been approved or exempted therefrom, in whole or in part, by resolution of the board of directors either (i) prior to September 1, 1983 or such earlier date as may be irrevocably established by resolution of the board of directors or (ii) at any time prior to the most recent time that an interested stockholder became an interested stockholder if such business combinations involve transactions with a particular interested stockholder or its existing or future affiliates, and

•
unless otherwise provided by the charter or bylaws of the corporation, to business combinations of a corporation which, on July 1, 1983, had an existing interested stockholder, whether such business combination is with the existing stockholder or any other person that becomes an interested stockholder after July 1, 1983 unless the board of directors elects by resolution after July 1, 1983 to be subject to the Maryland Business Combination Act, in whole or in part, specifically, generally or generally by types as to specifically identified or unidentified interested stockholders.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or by employees who are also directors of the corporation.

“Control shares” are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person or with respect to which such person is entitled to exercise voting power (other than pursuant to a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority or

•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.

A “control share acquisition” means the acquisition, directly or indirectly, of ownership of or power to direct the voting power of issued and outstanding control shares, subject to certain exceptions.  A person who has made or proposes to make a control share acquisition may compel the board of directors, upon satisfaction of certain conditions, including the delivery of an acquiring person statement containing certain required information and the delivery of an undertaking to pay certain expenses, by written request made at the time of delivery of such acquiring person statement, to call a special meeting of stockholders to be held within fifty days after receiving both the request and undertaking to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any meeting of stockholders.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved.  The corporation’s redemption of the control shares will be for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or, if a meeting of stockholders is held to consider the voting rights of the shares, as of the date of such meeting.  Unless the corporation’s charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  A&P’s charter and bylaws do not provide otherwise.  The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

A control share acquisition does not include:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction;

•	shares acquired or under contract to be acquired before November 4, 1988;

•	shares acquired under the laws of descent and distribution;

•	shares acquired under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the Maryland Control Share Acquisition Act; or

•	acquisitions approved or exempted by our charter or bylaws.

The bylaws of A&P exempt our two largest shareholders, Tengelmann Warenhandelsgesellschaft KG and affiliates of the Yucaipa Companies LLC, from the Maryland Control Share Acquisition Act.

Subtitle 8 of Title 3 of the MGCL

Subtitle 8 of Title 3 of the MGCL allows a Maryland corporation with a class of equity securities registered under the Exchange Act to elect to be governed by certain Maryland law provisions, notwithstanding a contrary provision in the charter or bylaws.  The election to be governed by one or more of these provisions can be made by a Maryland corporation in its charter or bylaws or by resolution adopted by the board of directors.  The corporation however must have at least three directors who, at the time of electing to be subject to the provisions, are not:

•	officers or employees of the corporation;

•	persons seeking to acquire control of the corporation;

•	directors, officers, affiliates or associates of any person seeking to acquire control; or

•	nominated or designated as directors by a person seeking to acquire control.

Articles supplementary must be filed with the Maryland State Department of Assessments and Taxation if a Maryland corporation elects to be subject to any or all of the provisions by board resolution or bylaw amendment or the board of directors adopts a resolution that prohibits the corporation from electing to be subject to any or all of the provisions of Subtitle 8 of Title 3.  Stockholder approval is not required for the filing of articles supplementary.

The provisions to which a corporation can elect under Subtitle 8 to be subject are:

•	a classified board,

•	a requirement that the removal of directors requires the affirmative vote of two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors,

•	a requirement that the number of directors be fixed only by vote of the directors,

•
a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, and

•
a requirement that special stockholders meetings must be called by the corporation at the request of stockholders only upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting.

A Maryland corporation’s charter may contain a provision or the board of directors may adopt a resolution that prohibits the corporation from electing to be subject to Subtitle 8 of Title 3 of the MGCL.  The A&P charter does not contain any such provision and A&P’s board of directors has not adopted any resolution containing any such prohibition.

PLAN OF DISTRIBUTION

The Selling Securityholders may sell the securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

These securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction) (i) on the New York Stock Exchange or any national securities exchange or U.S. inter-dealer quotation system or a registered national securities association on which the shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or (iv) “at the market” to or through market makers or into an existing market for the shares. The Selling Securityholder may also sell securities short and deliver the shares offered hereby to close out such short positions. The method of distribution of such securities will be described in the applicable prospectus supplement.  The terms of the offering of any securities being offered will be described in the applicable prospectus supplement.

If the Selling Securityholders utilize underwriters in an offering of securities using this prospectus, the Selling Securityholders will execute an underwriting agreement with those underwriters.  The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased.  Underwriters may sell those securities to or through dealers.  The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time.  If the Selling Securityholders utilize underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

The Selling Securityholders may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Securityholdersor borrowed from the Selling Securityholdersor others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

If the Selling Securityholders utilize a dealer in an offering of securities using this prospectus, the Selling Securityholders will sell the offered securities to the dealer, as principal.  The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

The Selling Securityholders may also use this prospectus to offer and sell securities through agents designated by the Selling Securityholders from time to time.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

The Selling Securityholders may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  The Selling Securityholders may also use this prospectus to directly solicit offers to purchase securities.  Except as set forth in the applicable prospectus supplement, none of the Selling Securityholders will solicit or receive a commission in connection with those direct sales.  Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

The Selling Securityholders may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement.  Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions that we may approve.  The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

The Selling Securityholders, underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from us or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Under agreements that the Selling Securityholders may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

Underwriters, dealers, agents or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business, for which they have received or will receive customary compensation.

VALIDITY OF THE SECURITIES

Certain legal matters will be passed upon for us by Cahill Gordon & Reindel llp, New York, New York.  If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.

EXPERTS

The financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended February 27, 2010 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, which will be borne by the registrants.  All amounts shown are estimates, except the Securities and Exchange Commission registration fee:

Securities and Exchange Commission registration fee	81,242.35
Legal fees and expenses	75,000.00	(1)
Printing and engraving fees	50,000.00	(1)
Accounting fees and expenses	50,000.00	(1)
Miscellaneous	3,757.65	(1)
Total	$260,000.00	(1)

________________________

(1)	Estimated.

Item 15.  Indemnification of Directors and Officers.

The Great Atlantic & Pacific Tea Company, Inc. is incorporated under the laws of Maryland.

Maryland General Corporation Law.  Under the MGCL, a Maryland corporation may indemnify any director or officer made or threatened to be made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, reasonable expenses may be advanced to a present or former director, or to an officer, employee or agent who is not a director to the same extent that they may be advanced to a director, unless limited by the charter.  Advances of reasonable expenses to directors, officers, employees and agents prior to the final adjudication of a proceeding may be generally authorized in the corporation’s charter or bylaws, by action of the board of directors, by contract, or upon a determination that indemnification is proper made by the board of directors, special legal counsel or the stockholders as described below.  The director, officer, employee or agent must give to the corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking providing that if it is ultimately determined that the standard of conduct has not been met, the director, officer, employee or agent will repay the amount advanced.

Under the MGCL, unless limited by a corporation’s charter, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct required under the MGCL or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or the officer.  The A&P charter does not contain provisions limiting such indemnification.  If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also provides that, where indemnification is permissible, it must be authorized for a specific proceeding after a determination has been made that indemnification of the director or officer is permissible in the circumstances because the director or officer has met the standard of conduct described above.  Such determination must be made (1) by a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceeding (or if such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board which consists solely of one or more directors who are not parties to the proceeding and who were designated to act by a majority of the full board of directors), (2) by special legal counsel selected by the board of directors or by a committee of the board of directors by vote as set forth in the preceding subsection (1) (or if the requisite quorum of the board of directors cannot be obtained and the committee cannot be established, a majority of the full board of directors, including directors who are parties, may select the special counsel), or (3) by a vote of the stockholders other than those stockholders who are directors or officers and a party to the proceedings.  The MGCL provides that the indemnification and advancement of expenses provided under the MGCL are not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise.

The MGCL also requires a corporation (unless its charter provides otherwise, which A&P’s charter does not) to indemnify reasonable expenses for a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.  In addition, the MGCL provides that a corporation may not indemnify a director or officer or advance expenses for a proceeding brought by that director or officer against the corporation, except for a proceeding brought to enforce indemnification, or unless the charter, bylaws, resolution of the board of directors, or an agreement approved by the board of directors expressly provides otherwise.

The Great Atlantic & Pacific Tea Company, Inc.

A&P’s charter provides that A&P shall indemnify and advance expenses to any person who is or was a director or officer of A&P to the maximum extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service as a director or officer of either A&P or of another organization at A&P’s request.  A&P’s charter also provides that A&P shall indemnify any person who is or was an employee or agent of A&P as and to the extent required by law and may, as authorized at any time by general or specific action of the Board of Directors, further indemnify such individuals to the maximum extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such person’s service in such capacity to A&P or to another organization at A&P’s request.

The rights of indemnification provided in A&P’s charter are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise.  In addition, the charter authorizes A&P to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of A&P or who is or was serving at the request of A&P as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in or arising out of his position, whether or not A&P would have the power to indemnify him under the provisions of the MGCL or otherwise.

The Old Wine Emporium of Westport, Inc. and Tradewell Foods of Conn., Inc. are incorporated under the laws of Connecticut.

Connecticut Business Corporation Act.  Subsection (a) of Section 33−771 of the Connecticut Business Corporation Act (“CTBCA”), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33−771 of the CTBCA provides that a director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33−771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the rele-

vant standard of conduct described in Section 33−771 of the CTBCA. Subsection (d) of Section 33−771 of the CTBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33−771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 33−772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33−776 of the CTBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33−776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33−772 to the same extent to which a director may be entitled to indemnification.

The Old Wine Emporium of Westport, Inc.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws of the company state that the company shall indemnify shareholders, Directors, officers, employees, and agents of the Corporation to the extent required by the CTBCA and may indemnify, on a case by case basis, where not required by CTBCA.

Tradewell Foods of Conn., Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

 Adbrett Corp., APW Supermarket Corporation, Bev, Ltd., Borman’s, Inc., Compass Foods, Inc., Food Basics, Inc., Hopelawn Property I, Inc., North Jersey Properties, Inc. VI, Onpoint, Inc., Pathmark Stores, Inc., S E G Stores, Inc., Shopwell, Inc., Super Fresh Food Markets, Inc., Super Fresh/Sav-A-Center, Inc. and Super Plus Food Warehouse, Inc. and are incorporated under the laws of Delaware.

Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Adbrett Corp.
The Certificate of Incorporation of the company is silent as to indemnification of directors and officers.  The By-Laws provide for indemnification, unless the person was negligent or engaged in misconduct, for reasonable expenses including attorney’s fees for any person by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the company, or of any corporation in which he served at the request of the company.

APW Supermarket Corporation
The Certificate of Incorporation provides that no director shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The By-Laws provide for indemnification, unless the person was acting in bad faith, unlawfully or in a manner opposed to the best interest of the company, for expenses including attorney’s fees for any person by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Indemnification must be authorized by a majority of a quorum of uninterested directors, by independent legal counsel or by the shareholders.  If not authorized but the person succeeds on the merits in the proceeding, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.  In addition, the company may carry insurance on any officer or director and recover expenses paid in cases where indemnification was improper.

Bev, Ltd.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws provide that for indemnification of officers and directors to the fullest extent permitted by the General Corporation Law of Delaware.

Borman’s, Inc.
The Certificate of Incorporation provides that no director shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  The By-Laws provide for indemnification, unless the person was acting in bad faith, unlawfully or in a manner opposed to the best interest of the company, for expenses including attorney’s fees for any person by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Indemnification must be authorized by a majority of a quorum of uninterested directors, by independent legal counsel or by the shareholders.  If not authorized but the person succeeds on the merits in the proceeding, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.  In addition, the company may carry insurance on any officer or director and recover expenses paid in cases where indemnification was improper.

Compass Foods, Inc.
The Certificate of Incorporation allows for indemnification to the fullest extent of the DGCL for all persons that may be indemnified pursuant to Section 145 of the DGCL.  The By-Laws of the company are silent as to indemnification of directors and officers.

Food Basics, Inc.
The Certificate of Incorporation provides that no director shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  The By-Laws provide that the directors, officers and employees be indemnified to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and the Board of Directors to must make a determination that indemnification of the director, officer or employee is proper and the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL has been met.

Hopelawn Property I, Inc.
The Certificate of Incorporation eliminates the personal liability of the directors of the company to the fullest extent permitted by § 102(b)(7) of the DGCL.  The company also shall, to the fullest extent permitted by the provisions of §145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify.  Indemnification provided in the Certificate of Incorporation is not exclusive or any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.  Indemnification also applies to a person in his official capacity and as to action in another capacity while holding such office and to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The By-Laws provide that the directors, officers and employees be indemnified to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and the Board of Directors to must make a determination that indemnification of the director, officer or employee is proper and the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL has been met.

North Jersey Properties, Inc. VI
The Certificate of Incorporation eliminates the personal liability of the directors of the company to the fullest extent permitted by § 102(b)(7) of the DGCL.  The company also shall, to the fullest extent permitted by the provisions of §145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify.  Indemnification provided in the Certificate of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.  Indemnification also applies to a person in his official capacity and as to action in another capacity while holding such office and to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The By-Laws provide that the directors, officers and employees be indemnified to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and the Board of Directors to must make a determination that indemnification of the director, officer or employee is proper and the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL has been met.

Onpoint, Inc.
The Certificate of Incorporation eliminates the personal liability of the directors of the company to the fullest extent permitted by § 102(b)(7) of the DGCL.  The company also shall, to the fullest extent permitted by the provisions of §145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify.  Indemnification provided in the Certificate of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.  Indemnification also applies to a person in his official capacity and as to action in another capacity while holding such office and to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The By-Laws of the company are silent as to indemnification of directors and officers.

Pathmark Stores, Inc.
The Amended and Restated Certificate of’ Incorporation provides that no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, unless the elimination of such liability for any act or omission is not permitted under the DGCL. It further provides for indemnification, unless the person was acting in bad faith, unlawfully or in a manner opposed to the best interest of the company, for expenses including attorney’s fees for any person by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Indemnification also applies to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Indemnification must be authorized by a majority of uninterested directors or a committee of such directors, even if less than a quorum, by opinion of independent legal counsel or by the shareholders.  If not authorized but the person succeeds on the merits in the proceeding, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.  In addition, the company may carry insurance on any officer or director.  The Amended and Restated By-Laws restate the same provisions as the Amended and Restated Certificate of Incorporation.

S E G Stores, Inc.
The Certificate of Incorporation provides that no director shall be personally liable to the company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  The By-Laws provide for indemnification of officers, directors, employees and agents to the extent permitted by the DGCL.

Shopwell, Inc.
The Restated Certificate of Incorporation provides for indemnification of all past, present and future directors and officers unless such person is liable for negligence or misconduct in the performance of duty.  Determination of the amount payable shall be made by the court in which the litigation takes place or by vote of a majority of disinterested directors.  Any payment for indemnification requires that the company mail a notice of the payment specifying the recipients of such payment and the final disposition of the litigation to stockholders of record, entitled to vote on directors, within eighteen months.  The company has a right to intervene and defend in all such actions.  Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement or otherwise.  The By-Laws provide for indemnification of officers, directors, employees and agents to the extent permitted by the DGCL.

Super Fresh Food Markets, Inc.
The Certificate of Incorporation provides for the indemnification of all persons it may indemnify to the fullest extent permitted by §145 of the DGCL.  The By-Laws of the company are silent as to indemnification of directors and officers.

Super Fresh/Sav-A-Center, Inc.
The Certificate of Incorporation provides for the indemnification of all persons it may indemnify to the fullest extent permitted by §145 of the DGCL.  The By-Laws of the company are silent as to indemnification of directors and officers.

Super Plus Food Warehouse, Inc.
The Certificate of Incorporation provides for the indemnification of all persons it may indemnify to the fullest extent permitted by §145 of the DGCL.  The By-Laws of the company are silent as to indemnification of directors and officers.

 East Brunswick Stuart LLC, Lancaster Pike Stuart, LLC, Macdade Boulevard Stuart, LLC, Plainbridge LLC and Upper Darby Stuart LLC are registered under the laws of Delaware.

Section 18−303(a) of the Delaware Limited Liability Company Act (“DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company.  Section 18−108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

East Brunswick Stuart LLC
The Certificate of Formation states that any claim for indemnification shall be fully subordinated to any obligations with respect to the property and shall not constitute a claim against the company in the event there is insuf-

ficient cash flow to pay such claims.  The Operating Agreement provides for indemnification of all persons permitted to be indemnified to the fullest extent permitted by Delaware law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

Lancaster Pike Stuart, LLC
The Certificate of Formation states that any claim for indemnification shall be fully subordinated to any obligations with respect to the property and shall not constitute a claim against the company in the event there is insufficient cash flow to pay such claims.  The Operating Agreement provides for indemnification of all persons permitted to be indemnified to the fullest extent permitted by Delaware law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

Macdade Boulevard Stuart, LLC
The Certificate of Formation is silent as to indemnification of directors and officers.  The Operating Agreement provides for indemnification of all persons permitted to be indemnified to the fullest extent permitted by Delaware law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

Plainbridge LLC
The Certificate of Formation is silent as to indemnification of directors and officers.  The Limited Liability Company Agreement provides that no manager or officer of the company shall have any personal liability to the company or any member on account of such manager’s or officer’s status as a manager or officer or by reason of such manager’s or officer’s acts or omissions in connection with the conduct of the business of the company unless the act or omission of such manager or officer involves actual fraud or willful misconduct or the manager or officer derived improper personal benefit.  The company shall indemnify and hold harmless each manager and officer and the affiliates of any manager or officer against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever (including, without limitation, indemnification against negligence, gross negligence or breach of duty) unless the liability involves actual fraud or willful misconduct or the manager or officer derived improper personal benefit.  The indemnities hereunder shall survive termination of the company.  The company may maintain insurance, at its expense, to protect itself and any manager, officer, employee or agent of the company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.  A person entitled to indemnity shall have a claim against the property and assets of the company for payment of any indemnity amounts that shall be paid or properly reserved for prior to the making of distributions by the company to members. Costs and expenses that are subject to indemnification hereunder shall, at the request of the indemnified person, be advanced by the Company.  Indemnification must be authorized by the board of managers.  If not authorized but the person succeeds on the merits in the proceeding, the person shall be reimbursed for expenses, without the necessity of authorization.

Upper Darby Stuart LLC
The Certificate of Formation states that any claim for indemnification shall be fully subordinated to any obligations with respect to the property and shall not constitute a claim against the company in the event there is insufficient cash flow to pay such claims.  The Operating Agreement provides for indemnification of all persons permitted to be indemnified to the fullest extent permitted by Delaware law.  Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

Best Cellars DC Inc. and Grape Finds at DuPont, Inc. are incorporated under the laws of the District of Columbia.
District of Columbia Business Corporation Act. The District of Columbia Business Corporation Act provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a direc-

tor or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement or otherwise.

Best Cellars DC Inc.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws provides for the indemnification of any person to the fullest extent permitted by applicable law who was or is a legal representative, is or was a director or officer of the company or, while a director or officer of the corporation, is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred.

Grape Finds at DuPont, Inc.
The Articles of Incorporation provides indemnification, to the extent limited by the laws of the District of Columbia, to each director and officer, present and former, or any person who may have served at the request of the company as a director or officer of another corporation in which the company owns shares of capital stock or of which it is a creditor, including in each case their respective executors and administrators, by the company against liabilities, fines, penalties and claims imposed upon or asserted against such person (including amounts paid in settlement) by reason of having been such a director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by such person in connection therewith.  Directors and officers are not liable to the company or its stockholders for money damages or the expenses for defending against a claim for damages arising from any acts, events or omissions by reason of service in the officer’s or director’s official capacity except as specifically prohibited, limited or qualified by the laws of the District of Columbia.  Indemnification is not available if the act or omission was committed in bad faith or as the result of active and deliberate dishonesty, the director or officer derived improper personal benefit or profit or, in the case of criminal proceedings, if the director or officer had reason to believe the act was unlawful.  The By-Laws provides for the indemnification of any person to the fullest extent permitted by applicable law who was or is a legal representative, is or was a director or officer of the company or, while a director or officer of the corporation, is or was serving at the request of the company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred.

Best Cellars Massachusetts, Inc. is incorporated under the laws of Massachusetts.

Massachusetts Business Corporation Act. Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.  Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corpo-

ration the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Best Cellars Massachusetts, Inc.
The Articles of Organization and By-Laws are silent as to indemnification of directors and officers.

Bergen Street Pathmark, Inc., Montvale Holdings, Inc. and Supermarkets Oil Company, Inc. are incorporated under the laws of New Jersey.

New Jersey Business Corporation Act. Section 14A:3−5 of the New Jersey Business Corporation Act (“NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

Section 14A:3−5 of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith. Section 14A:3−5 further provides that indemnification provided for by Section 14A:3−5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3−5.

Bergen Street Pathmark, Inc.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws provide that a person shall be indemnified and held harmless by the company to the fullest extent authorized by the NJBCA, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. All reasonable expenses incurred by or on behalf of the person in connection with any suit, action or proceeding, may be advanced to the person by the company. The rights to indemnification and to advancement of expenses conferred in the By-Laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or-otherwise and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent.

Montvale Holdings, Inc.
The Certificate of Incorporation states that the company shall, to the fullest extent permitted by Section 14A:3-5 of the NJBCA, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section.  The indemnification provided for in the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise.  The right to indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The personal liability of the directors of the company is also eliminated to the fullest extent permitted by subsection 14A:2-7(3) of the NJBCA.  The By-Laws provide for indemnification unless prohibited by law of any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the corporation, or of any corporation in which he served as such at the request of the company, or otherwise acted as a corporate agent, as defined by statute, shall be indemnified by the company against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.  The amount of indemnity to which any officer or any director may be entitled shall be fixed by the board of directors, except that in any case where there is no disinterested majority of the board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Supermarkets Oil Company, Inc.
The Certificate of Incorporation provides for the indemnification of any director, officer, or employee or former director, officer or employee of the company or any person who may have served at the company’s request as a director, officer or employee of another corporation in which it owns shares of capital stock, or of which it is a creditor against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his position as a director, officer or employee, unless the person is judged to have been negligent or to have engaged in misconduct in the performance of duty.  The company may reimburse such person for a settlement if such person was not negligent or engaged in misconduct and it is found to be in the best interests of the company by a majority of disinterested directors. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement, vote of shareholders or otherwise.  The By-Laws are silent as to indemnification of directors and officers.

2008 Broadway, Inc., AAL Realty Corp., Amsterdam Trucking Corporation, APW Supermarkets, Inc., Best Cellars, Inc., Best Cellars Licensing Corp., Bridge Stuart Inc., Clay-Park Realty Co., Inc., Gramatan Foodtown Corp., Grape Finds Licensing Corp., Greenlawn Land Development Corp., LBRO Realty, Inc., McLean Avenue Plaza Corp., Spring Lane Product Corp., The Meadows Plaza Development Corp. and Waldbaum, Inc. and are incorporated under the laws of New York.

New York Business Corporation Law. Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or on the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

2008 Broadway, Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

AAL Realty Corp.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Amsterdam Trucking Corporation
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

APW Supermarkets, Inc.
The Certificate of Incorporation states that no director will have any personal liability to the company or its shareholders for damages for any breach of duty as a director, except if a judgment or other final adjudication adverse to the director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director’s acts violated Section 719 of the NYBCL.  The By-Laws provides indemnification to the full extent authorized by law, now or hereafter enacted, to any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the company or serves or served any other entity in any capacity at the request of the company. Such indemnification shall include payment of judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or proceedings or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.  The company may also, to the fullest extent permitted by law, indemnify or advance the expenses of any other person including agents and employees to whom the Corporation is permitted by law to provide indemnification or advancement of expenses.  The company will advance expenses to any person entitled to indemnification, allows for the company to recover such advances if it is ultimately determined that such person is not entitled to indemnification.  The company may purchase and maintain insurance to indemnify officers, directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the corporation, to the fullest extent permitted by the NYBCL.

Best Cellars, Inc.
The Certificate of Incorporation provides for indemnification to the fullest extent permitted by the NYBCL against any expenses, including attorney’s fees, judgment, fines, and amounts paid in settlement for any person by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The expenses shall be advanced by the company for officers and directors and may be ad vanced to employees or agents.  It allows for the company to recover such advances if it is ultimately determined that such person is not entitled to indemnification.  The By-Laws provide that the company shall indemnify, to the fullest extent permitted by law, any person made, or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of the company, or served any other corporation of any type or kind, domestic or foreign, or partnership, joint venture, trust. employee benefit plan or other enterprise in any capacity at the request of the company, against judgments, fines, amounts paid in settlement and reasonable expenses including attorneys’ fees actually and necessarily incurred as a result of such action, proceeding, or any appeal therein, if such director or officer acted, in good faith for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the company, and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.  The company shall not indemnify any person adjudged to have breached his duty to the company under Section 717 or Section 715(h) of the Business Corporation Law of the State of New York.

Best Cellars Licensing Corp.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The Amended and Restated Bylaws provide that the company shall indemnify and hold harmless, to the fullest extent permitted by applicable law any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the company or, while a director or officer of the company, is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  Indemnification in a case started by such person will only be indemnified if specifically authorized by the board.  The company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, with provisions to have any amounts advanced to be repaid if it should be ultimately determined that the person is not entitled to be indemnified.  These rights are not exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Bridge Stuart Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Clay-Park Realty Co., Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Gramatan Foodtown Corp.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Grape Finds Licensing Corp.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The Amended and Restated Bylaws provide that the company shall indemnify and hold harmless, to the fullest extent permitted by applicable law any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the company or, while a director or officer of the company, is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  Indemnification in a case started by such person will only be indemnified if specifically authorized by the board.  The company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, with provisions to have any amounts advanced to be repaid if it should be ultimately determined that the person is not entitled to be indemnified.  These rights are not exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Greenlawn Land Development Corp.
The Certificate of Incorporation provides that no director of the company shall have personal liability to the company or to its shareholders for damages for any breach of duty in such capacity unless a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or, with respect to any director of the corporation, that his acts violated Section 719 of the Business Corporation Law of the State of New York.  The By-Laws provide that the board of directors may determine, on a case by case basis, whether to indemnify shareholders, directors, officers, employees, and agents of the company in circumstances where such indemnification is permitted, but not required, by the NYBCL.

LBRO Realty, Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

McLean Avenue Plaza Corp.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws provide that a person, unless he breached his duty to the company, may be indemnified against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding or any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Expenses incurred in connection with defending such an action may be advanced to the person by the company with provisions to have any amounts advanced to be repaid if it should be ultimately determined that the person is not entitled to be indemnified.  All determinations on whether indemnification of an officer or director is proper shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, (b) if such a quorum is not obtainable by the board of directors upon the written opinion of independent legal counsel or (c) by the shareholders.  The company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the company, or is serving another corporation in any capacity.

Spring Lane Produce Corp.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

The Meadows Plaza Development Corp.
The Certificate of Incorporation is silent as to indemnification of directors and officers.  The By-Laws provide that a person, unless he breached his duty to the company, may be indemnified against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding or any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Expenses incurred in connection with defending such an action may be advanced to the person by the company with provisions to have any amounts advanced to be repaid if it should be ultimately determined that the person is not entitled to be indemnified.  All determinations on whether indemnification of an officer or director is proper shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding (b) if such a quorum is not obtainable by the board of directors upon the written opinion of independent legal counsel or (c) by the shareholders.  The company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the company, or is serving another corporation in any capacity.

Waldbaum, Inc.
The Certificate of Incorporation provides that any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the company or of any corporation which he served as such at the request of the company, shall be indemnified by the company against reasonable expenses, including attorney’s fees, actually and necessarily incurred by in connection with the defense of such action, suit, proceeding or appeal unless such person is liable for negligence or misconduct in the performance of his duties.  This right of indemnification is not exclusive of any other rights to which the director, officer or employee may be entitled.  The By-Laws provide that the company indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the company or serves or served any other entity in any capacity at the request of the company, to the fullest extent authorized by law.  The company may purchase and maintain insurance for the indemnification of (a) directors, officers and employees of the company, whether or not the company  might otherwise indemnify them, and (b) the company for any obligation which it may incur as a result of the indemnification of directors, officers and employees of the company .

Farmer Jack’s of Ohio, Inc. is incorporated under the laws of Ohio.

Ohio General Corporation Law. Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Farmer Jack’s of Ohio, Inc.
The Articles of Incorporation are silent as to indemnification of directors and officers.  The Code of Regulations provide that the company shall indemnify shareholders, directors, officers, employees, and agents of the company to the extent required by the General Corporation Law of the State of Ohio. The board of directors may determine, on a case by case basis, whether to indemnify shareholders, directors, officers, employees, and agents of the company in circumstances where such indemnification is permitted, but not required, by the General Corporation Law of the State of Ohio.

Kwik Save Inc. and Supermarket Service Corp. are incorporated under the laws of Pennsylvania.

Pennsylvania Business Corporation Law. Pursuant to Sections 1741−1743 of the Pennsylvania Business Corporation Law (“PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Kwik Save Inc.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Supermarket Service Corp.
The Certificate of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

The South Dakota Great Atlantic & Pacific Tea Company, Inc. is incorporated under the laws of South Dakota.

South Dakota Business Corporation Act. The South Dakota Business Corporation Act (the “SDBCA”) permits a corporation to indemnify an officer or director who is a party to a proceeding by reason of being an officer or director against liability incurred in the proceeding if the officer or director (1) acted in good faith; and (2) reasonably believed: (i) in the case of conduct in an official capacity, that the conduct was in our best interests; and (ii) in all other cases, that the conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The South Dakota Great Atlantic & Pacific Tea Company, Inc.
The Articles of Incorporation and By-Laws of the company are silent as to indemnification of directors and officers.

Lo-Lo Discount Stores, Inc. is incorporated under the laws of Texas.

Texas Business Corporation Act. Under Article 2.02−1 of the Texas Business Corporation Act (“TBCA”), a company may indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgment, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including court costs and attorneys’ fees) actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to our best interests and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

A company is required by Article 2.02−1 of the TBCA to indemnify a director or officer against reasonable expenses (including court costs and attorneys’ fees) incurred by the director or officer in connection with a proceeding in which the director or officer is a named defendant or respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The TBCA prohibits a company from indemnifying a director or officer in respect of a proceeding in which the person is found liable to the company or on the basis that a personal benefit was improperly received by him or her, other than for reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding; provided, that the TBCA further prohibits a company from indemnifying a director or officer in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties.

Under Article 2.02−1(J) of the TBCA, a court of competent jurisdiction may order a company to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to the company or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses (including court costs and attorneys’ fees) actually incurred by him or her in connection with the proceeding.

Lo-Lo Discount Stores, Inc.
The Articles of Incorporation are silent as to indemnification of directors and officers.  The By-Laws have the power to indemnify any present or former director or officer pursuant to an appropriate board resolution ratified by the shareholders at an annual or special meeting, against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding which he is made party to by reason of being or having been such officer or director unless adjudged to be liable for negligence or misconduct in performance of duty.  Indemnification provided is not exclusive or any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

Best Cellars VA Inc. is incorporated under the laws of Virginia.

Virginia Stock Corporation Act. Under Sections 13.1−697 and 13.1−702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. In addition, the Virginia Stock Corporation Act eliminates the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1−692.1 and 13.1−696 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

Best Cellars VA Inc.
The Articles of Incorporation are silent as to indemnification of directors and officers.  The Amended and Restated Bylaws provide that the company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the company or, while a director or officer of the company, is or was serving at the request of the company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees)

reasonably incurred by such person.  Indemnification in a case started by such person will only be indemnified if specifically authorized by the board.  The company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, with provisions to have any amounts advanced to be repaid if it should be ultimately determined that the person is not entitled to be indemnified.  These rights are not exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by- laws, agreement, vote of stockholders or disinterested directors or otherwise.

Milik Service Company LLC is registered under the laws of Virginia.

Virginia Limited Liability Company Act. Section 13.1−1009(16) of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Milik Service Company LLC
The Articles of Organization are silent as to indemnification of directors and officers.  The Operating Agreement provides that no member or manager shall be personally liable for any obligations, losses, debts, claims, expenses or encumbrances of or against the company or its assets, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in writing.  The company shall defend, indemnify and hold harmless each manager, any officer of the company, and any affiliate which performs services for the benefit of the company, each of their respective partners, officers, directors, trustees, shareholders, members or employees and such other persons as the member may designate, to the extent permitted by Virginia law, from and against any loss, liability, damage, cost or expense, including reasonable attorneys’ fees incurred by reason of any demands, claims, suits, actions, or proceedings solely arising out of (a) the person’s relationship to the company or (b) such person’s capacity as the manager or an officer; except to the extent such loss arises from an activity where the person is finally determined by a court of competent jurisdiction to have acted in bad faith and in a manner that either involved fraud, willful misconduct or gross negligence or a knowing violation of criminal law.  Such expenses are to be advanced with provisions that they shall be repaid if it should be ultimately determined that the person is not entitled to be indemnified.

Kohl’s Food Stores, Inc. is incorporated under the laws of Wisconsin.

Wisconsin Business Corporation Law. Sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law (the “WBCL”) require a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, which includes any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. A corporation is obligated to indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, of which such liability includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney fees and other expenses, unless such liability was incurred because the director or officer breached or failed to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or by-laws or by written agreement, the director or officer seeking indemnification is entitled to select one of the following means for determining his or her right to indemnification: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required. The indemnification provisions of Section 180.0850 to 180.0859 are not exclusive. A corporation may expand a director’s or officer’s rights to indemnification: (i) in its articles of incorporation or by-laws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution that is adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.

Kohl’s Food Stores, Inc.
The Articles of Incorporation are silent as to indemnification of directors and officers.  The By-Laws state that the company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the WBCL.

Item 16.  Exhibits

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.
3.1
Articles of Amendment and Restatement to Amended and Restated Articles of Incorporation of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 8, 2007).

3.2	By-Laws of The Great Atlantic & Pacific Tea Company, Inc., as Amended and Restated on August 4, 2009 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on August 5, 2009).
3.3
Articles Supplementary of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T and B-Y of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on August 5, 2009).

4.1
Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 6, 2007).

4.2
Amended and Restated Tengelmann Stockholder Agreement, dated as of August 4, 2009, by and between The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed August 5, 2009).

4.3
Amended and Restated Yucaipa Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund II, LLC, as Stockholder Representative (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed August 5, 2009).

4.4
Indenture, dated as of December 18, 2007, among The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on December 17, 2007).

4.5
Second Supplemental Indenture, Dated as of December 28, 2007, between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, as Trustee, relating to the 6.75% Senior Convertible Notes due 2011 (incorporated herein by reference to Exhibit 4.4 to form 8-K filed on December 17, 2007).

4.6	Form of Global 6.75% Senior Convertible Note due 2012 (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on December 17, 2007).
4.7
Indenture, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on August 5, 2009).

4.8	Form of 11.375% Senior Secured Notes due 2015 (incorporated herein by reference to Exhibit 4.4 to form 8-K filed on August 5, 2009).
4.9*	Form of Indenture to be entered into by the Company and Wilmington Trust Company, as Trustee.
4.10*	Form of Certificate for shares of Common Stock of the Company.
5.1*	Opinion of Cahill Gordon & Reindel llp regarding legality of the securities being registered.
12.1**	Statement of computation of ratios of earnings to fixed charges.
23.1*	Consent of Cahill Gordon & Reindel llp (included as part of its opinion filed as Exhibit 5.1).

Exhibit Number	Description

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for The Great Atlantic & Pacific Tea Company, Inc.
24.1**	Power of Attorney.
25.1*	Statement of Eligibility of Trustee on Form T-1.
_______________________

*           Filed herewith.

**         Previously filed.

***      To be filed as an exhibit to a Current Report on Form 8-K.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Pro vided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes:

(i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such in-

demnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY
Name: Brenda M. Galgano
Title: Senior Vice President, Chief Financial Officer
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

By: /s/ Christian W. E. Haub
Name: Christian W. E. Haub
Title: Executive Chairman
(Principal Executive Officer)

  [Signatures continued on next page]

Name: Brenda M. Galgano
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Name: Melissa E. Sungela
Title: Vice President, Corporate Controller
(Principal Accounting Officer)

Name: John D. Barline
Title: Director

Name: Dr. Jens-Jurgen Böckel
Title: Director

Name: Frederic F. Brace
Title: Director

Name: Bobbie A. Gaunt
Title: Director

Name: Dr. Andreas Guldin
Title: Vice Chairman, Chief Strategy Officer and Director

Name: Dan Plato Kourkoumelis
Title: Director

Name: Edward Lewis
Title: Director

Name: Gregory Mays
Title: Director

Name: Maureen B. Tart-Bezer
Title: Director

Name: Terrence J. Wallock
Title: Director
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

2008 BROADWAY, INC.
AAL REALTY CORP.
ADBRETT CORP.
APW SUPERMARKET CORPORATION
BERGEN STREET PATHMARK, INC.
BRIDGE STUART INC.
COMPASS FOODS, INC.
KOHL’S FOOD STORES, INC.
MONTVALE HOLDINGS, INC.
PATHMARK STORES, INC.
SUPER FRESH FOOD MARKETS, INC.
SUPER FRESH/SAV-A-CENTER, INC.
SUPER MARKET SERVICE CORP.
SUPER PLUS FOOD WAREHOUSE, INC.
SUPERMARKETS OIL COMPANY, INC.
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.
TRADEWELL FOODS OF CONN., INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Brenda M. Galgano
Title: Director & President
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

LANCASTER PIKE STUART, LLC
MACDADE BOULEVARD STUART, LLC
MILIK SERVICE COMPANY, LLC
PLAINBRIDGE LLC
UPPER DARBY STUART, LLC
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Manager & President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Brenda M. Galgano
Title: Manager, Vice President & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

NORTH JERSEY PROPERTIES, INC. VI
ONPOINT, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director & President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Vice President & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

BEST CELLARS DC INC.
BEST CELLARS INC.
BEST CELLARS LICENSING CORP.
BEST CELLARS MASSACHUSETTS, INC.
BEST CELLARS VA INC.
GRAPE FINDS LICENSING CORP.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director & President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Director & Vice President
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

AMSTERDAM TRUCKING CORPORATION
APW SUPERMARKETS, INC.
CLAY-PARK REALTY CO., INC.
GRAMATAN FOODTOWN CORP.
GREENLAWN LAND DEVELOPMENT CORP.
LBRO REALTY, INC.
McLEAN AVENUE PLAZA CORP.
SHOPWELL, INC.
SPRING LANE PRODUCE CORP.
THE MEADOWS PLAZA DEVELOPMENT CORP.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Director, Vice President & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

BEV, LTD.
BORMAN’S, INC.
FARMER JACK’S OF OHIO, INC.
HOPELAWN PROPERTY I, INC.
S E G STORES, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Director & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

FOOD BASICS, INC.
WALDBAUM, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Brenda M. Galgano
Title: Director, Vice President & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

THE OLD WINE EMPORIUM OF WESTPORT, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Brenda M. Galgano
Title: Director & President
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

KWIK SAVE INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Secretary
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Brenda M. Galgano
Title: Director & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

GRAPE FINDS AT DUPONT, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director & President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Secretary & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

EAST BRUNSWICK STUART LLC
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Manager & President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Michael Gualtieri
Title: Manager, Vice President & Treasurer
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on July 28, 2010.

LO-LO DISCOUNT STORES, INC.
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Director, Vice President & Treasurer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Richard Ford
Title: Director & President
(Principal Accounting Officer &
Principal Financial Officer)
By: /s/ Christopher McGarry
Name: Christopher McGarry
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.
3.1
Articles of Amendment and Restatement of the Amended and Restated Articles of Incorporation of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 8, 2007).

3.2	By-Laws of The Great Atlantic & Pacific Tea Company, Inc., as Amended and Restated on August 4, 2009 (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on August 5, 2009).
3.3
Articles Supplementary of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T and B-Y of The Great Atlantic & Pacific Tea Company, Inc. (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on August 5, 2009).

4.1
Amended and Restated Warrant Agreement, dated as of March 4, 2007, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund I, LP (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 6, 2007).

4.2
Amended and Restated Tengelmann Stockholder Agreement, dated as of August 4, 2009, by and between The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG (incorporated herein by reference to Exhibit 10.1 to Form 8-K filed August 5, 2009).

4.3
Amended and Restated Yucaipa Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP and Yucaipa American Alliance Fund II, LLC, as Stockholder Representative (incorporated herein by reference to Exhibit 10.2 to Form 8-K filed August 5, 2009).

4.4
Indenture, dated as of December 18, 2007, among The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on December 17, 2007).

4.5
Second Supplemental Indenture, Dated as of December 28, 2007, between The Great Atlantic & Pacific Tea Company, Inc. and Wilmington Trust Company, as Trustee, relating to the 6.75% Senior Convertible Notes due 2011 (incorporated herein by reference to Exhibit 4.4 to form 8-K filed on December 17, 2007).

4.6	Form of Global 6.75% Senior Convertible Note due 2012 (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on December 17, 2007).
4.7
Indenture, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on August 5, 2009).

4.8	Form of 11.375% Senior Secured Notes due 2015 (incorporated herein by reference to Exhibit 4.4 to form 8-K filed on August 5, 2009).
4.9*	Form of Indenture to be entered into by the Company and Wilmington Trust Company, as Trustee.
4.10*	Form of Certificate for shares of Common Stock of the Company.
5.1*	Opinion of Cahill Gordon & Reindel llp regarding legality of the securities being registered.
12.1**	Statement of computation of ratios of earnings to fixed charges.
23.1*	Consent of Cahill Gordon & Reindel llp (included as part of its opinion filed as Exhibit 5.1).

Exhibit Number	Description

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for The Great Atlantic & Pacific Tea Company, Inc.
24.1**	Power of Attorney.
25.1*	Statement of Eligibility of Trustee on Form T-1.
_______________________

* Filed herewith.

**           Previously filed.

***To be filed as an exhibit to a Current Report on Form 8-K.